UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2011

Commission file number 000-04689

Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

Pentair, Inc. (the “Company”) held its 2011 annual meeting of shareholders on April 28, 2011.  There were 98,418,510  shares of common stock of the Company entitled to vote at the meeting and a total of 84,392,998 (85.75%) were represented at the meeting.

The items voted upon at the annual meeting and the results of the vote on each proposal were as follows:

Proposal 1. — Election of Directors

To elect three directors of the Company to terms expiring in 2014. Each nominee for director was elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Leslie Abi-Karam	72,117,405	6,873,634	334,593	5,067,366
Jerry W. Burris	73,826,538	5,186,824	312,270	5,067,366
Ronald L. Merriman	77,405,426	1,582,618	337,587	5,067,366

Proposal 2. —Advisory Vote on Approval of the Compensation of the Company’s Named Executive Officers

To consider an advisory vote on the compensation of our named executive officers. The advisory vote on approval of the compensation of the Company’s named executive officers was approved by shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,125,216	3,758,394	442,022	5,067,366

Proposal 3. — Advisory Vote on the Frequency of the Advisory Shareholder Vote on Executive Compensation

To consider an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers.  The frequency approved by shareholders was “1 Year” as follows:

1Year	2 Years	3 Years	Abstentions	Broker Non-Votes
65,947,951	1,318,261	11,456,898	604,122	5,067,366

In light of the voting results with respect to this proposal, the Company has decided that it will hold an advisory vote on the compensation of its named executive officers every year until the next required advisory vote on the frequency of future advisory votes on executive compensation.

Proposal 4. — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2011

To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
83,294,007	789,268	309,723	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 29, 2011.

PENTAIR, INC.
Registrant

By:	/s/ Angela D. Lageson
Angela D. Lageson
Senior Vice President, General Counsel and Secretary